                                                                   EXHIBIT T3E-8

        RIGHTS OFFERING IN CONNECTION WITH THE PREPACKAGED JOINT PLAN OF REORGANIZATION OF ACP HOLDING COMPANY, NFC CASTINGS, INC., NEENAH FOUNDRY
                     COMPANY AND CERTAIN OF ITS SUBSIDIARIES


                  THE RIGHTS OFFER WILL EXPIRE AT 5:00 P.M.,
                   NEW YORK CITY TIME ON SEPTEMBER 24, 2003


To Holders of Existing Subordinated Note Claims(1):

      On August 5, 2003, the Prepackaged Joint Plan of Reorganization (the "Plan") of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its Subsidiaries was filed in the United States Bankruptcy Court for the District of Delaware. Pursuant to the Plan, Holders of Existing Subordinated Note Claims may make an election of whether to participate in the Rights Offering that is presented in connection with the Plan and its attendant disclosure statement dated July 1, 2003 (the "Disclosure Statement").

      The Subscription Form does not contain all of the terms and conditions that you may wish to consider before making the election. When considering whether to participate in the Rights Offering, please refer to the appropriate sections in the Plan and Disclosure Statement as filed by Neenah Foundry Company with the Securities and Exchange Commission on July 1, 2003 as exhibits to Form T-3, and to the Plan Supplement which will be filed with the Bankruptcy Court.

      Your Nominee has been sent the Subscription Form because your Nominee is (or their Nominee is) the holder of record of the Existing Subordinated Notes (the "Notes") held for your account. Your Nominee will utilize the attached Subscription Form to execute your election.

---------------
(1) Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan.

Your attention is directed to the following:

1. YOUR ELECTION IN REGARD TO THE RIGHTS OFFERING MUST GO THROUGH THE DEPOSITORY TRUST COMPANY ("DTC") BY YOUR NOMINEE DELIVERING COMPLETED SUBSCRIPTION INSTRUCTIONS THROUGH DTC'S PSOP FUNCTION ON THE "AGENTS SUBSCRIPTIONS OVER PTS" PROCEDURE.

2. Each Holder who, by properly completing and returning the attached Subscription Form, elects to participate in the Rights Offering by exercising such Holder's Rights will be entitled to receive such Holder's pro rata share (based on the principal amount of Existing Subordinated Notes held thereby, regardless of the number of Holders electing to exercise their Rights) of Units consisting in the aggregate of $119.996 million principal amount of Second Secured Notes and Warrants to acquire up to 42.81% of the shares of New ACP Common Stock on a fully diluted basis as of the Effective Date.
      Each Holder who chooses to participate in the Rights Offering must exercise all of such Holder's Rights.

      A "Unit" is defined as $1,000 in principal amount of Second Secured Notes, and Warrants to acquire 0.00035679% of the New ACP Common Stock on a fully diluted basis as of the Effective Date.

3. If you elect to participate in the Rights Offering, you will be contractually obligated to pay an amount equal to your pro rata share of the Rights Offering. You may calculate this amount through the table provided on the attached Subscription Form. If you elect to participate in the Rights Offering, please contact your Nominee to make the election through DTC by delivering completed subscription instructions through DTC's PSOP Function on the "agents subscriptions over PTS" procedure and instructing DTC to charge your applicable DTC account for the subscription payment.

4.    IF YOU ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, YOU MUST RETURN BOTH
      (I) YOUR TOTAL PAYMENT AND (II) THE ATTACHED SUBSCRIPTION FORM TO YOUR NOMINEE BY SEPTEMBER 24, 2003.

5. If you elect to participate in the Rights Offering, your total payment is due to your Nominee by 5:00 p.m. New York City time on SEPTEMBER 24, 2003.

      The Existing Subordinated Note Claim Holders CUSIP numbers are:

      11 1/8% Series A Senior Subordinated Notes due 2007 - 640071 AA 4 11 1/8% Series B Senior Subordinated Notes due 2007 - 640071 AE 6 11 1/8% Series D Senior Subordinated Notes due 2007 - 640071 AF 3 11 1/8% Series F Senior Subordinated Notes due 2007 - 640071 AJ 5

                                SUBSCRIPTION FORM
                                       FOR
                       RIGHTS OFFERING IN CONNECTION WITH
      THE PREPACKAGED JOINT PLAN OF REORGANIZATION OF ACP HOLDING COMPANY,
   NFC CASTINGS, INC., NEENAH FOUNDRY COMPANY AND CERTAIN OF ITS SUBSIDIARIES

       THE RIGHTS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON SEPTEMBER 24, 2003. PLEASE LEAVE SUFFICIENT TIME FOR YOUR SUBSCRIPTION FORM
                   TO REACH YOUR NOMINEE AND BE PROCESSED.


          PLEASE CONSULT THE PLAN AND ACCOMPANYING DISCLOSURE STATEMENT
             AND THE PLAN SUPPLEMENT FOR ADDITIONAL INFORMATION WITH
                         RESPECT TO THE RIGHTS OFFERING.


A. Each Holder of an Existing Subordinated Note Claim MAY elect to participate in the Rights Offering by filling in the information below, as per the example provided.

                                                         Number of
                                         Divide this    Units you are
                                       number by 1000    entitled to          Multiply by                             Total face
   Aggregate                            (and round up      purchase           this amount                              value of
amount of your                         or down to the   based on your             (the                                  Second
   Existing            Multiply         nearest whole      Existing           Subscription           Your total        Secured
 Subordinated           by this           number of      Subordinated          Price per            Subscription        Notes
  Note Claims           number           thousands)      Note Claims             Right)                Price          purchased
  -----------          ---------         ----------      -----------             -----                 -----          ---------
$10,000,000.00   x    0.42551773   =      4,255,177         4,255        x      $916.70       =    $3,900,588.50    $4,255,000.00




                 x                 =                                     x                    =
--------------        ----------         ------------      ----------        ------------          -------------     --------------


To calculate the number of Warrants you will receive upon exercise of the above
Rights:


   Total face
   value of
 Second Secured                       Number of
     Notes          Multiply by      Warrants you
  purchased         this number      will receive *
---------------     -----------      -------------

$ 4,255,000.00   x   0.28541256    =   1,214,430




                                   =
---------------  x   ---------       ------------

* One Warrant is exercisable for one share of New ACP Common Stock.
Total number of shares of New ACP Common Stock outstanding on the Effective Date (on a fully diluted basis as if all Warrants were exercised) will be 80,000,000.


This election will be processed by your Nominee through DTC's PSOP Function on the "agents subscriptions over PTS" procedure.

IF YOU ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, YOU MUST RETURN BOTH (I) YOUR TOTAL PAYMENT AND (II) THIS SUBSCRIPTION FORM TO YOUR NOMINEE BY SEPTEMBER 24, 2003.

Name of Holder of Existing Subordinated Note Claim___________________________

Social Security or Federal Tax I.D. Number __________________________________

Holder Signature ____________________________________________________________

Title _______________________________________________________________________

Address _____________________________________________________________________

Date Completed  _____________________________________________________________

Nominee Name and Contact Information (including telephone NUMBER)____________

_____________________________________________________________________________

DTC Participant # ___________________________________________________________




                    THIS FORM SHOULD BE RETURNED ONLY TO YOUR
                                    NOMINEE.

                    DO NOT RETURN TO THE SUBSCRIPTION AGENT.

NO ELECTION OR SUBSCRIPTION WILL BE VALID UNLESS YOUR NOMINEE DELIVERS COMPLETED SUBSCRIPTION INSTRUCTIONS THROUGH DTC'S PSOP FUNCTION ON THE "AGENTS SUBSCRIPTIONS OVER PTS" PROCEDURE. BY 5:00 P.M., NEW YORK CITY TIME,
SEPTEMBER 24, 2003. NOMINEES CAN CONTACT THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, AT (877) 750-2689 OR THE SUBSCRIPTION AGENT, THE BANK OF NEW YORK, AT (212) 815-6212.

Payment of any amount insufficient to cover your Subscription Price will result in a cancellation of your participation in the Rights Offering. Overpayments of $50 or more will be refunded, without interest.

IF YOU ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, PLEASE CONTACT YOUR NOMINEE TO MAKE THE ELECTION AND ARRANGE PAYMENT.

IF YOU HAVE QUESTIONS ABOUT YOUR ELECTION, PLEASE CONTACT YOUR NOMINEE OR THE INFORMATION AGENT AT (877) 750-2689.

PLEASE CONSULT THE PLAN, DISCLOSURE STATEMENT AND PLAN SUPPLEMENT FOR ADDITIONAL INFORMATION WITH RESPECT TO THE RIGHTS OFFERING.